Exhibit 99.1

BabyUniverse Announces Decision to Explore Strategic Alternatives to Enhance Shareholder Value

JUPITER, FLORIDA, August 14, 2006 /PRNewswire-FirstCall/ -- BabyUniverse, Inc. (NASDAQ: POSH) today announced that its Board has decided to begin a process to explore strategic alternatives to enhance shareholder value including, but not limited to, the acquisition of a substantial private company, the acquisition of a complimentary public company or a potential sale of the Company. The Company expects to retain the services of a financial advisor in this process.  There can be no assurance that a transaction will result from this process and the Company does not intend to disclose developments regarding its exploration unless and until the Company’s Board of Directors has approved a specific transaction.

Regarding the decision, John Textor, Chairman and CEO of BabyUniverse commented, “I look forward to initiating a more aggressive strategy to enhance shareholder value.  While our existing business model has already been defined to be strategic in nature, this decision represents an expansion of the strategic alternatives under consideration as we strive to create the most attractive scenario for our shareholders.”

Mr. Textor continued, “I believe, strongly, that we are undervalued in comparison to eCommerce and content companies of a similar business model, even to companies of similar, or less attractive, financial performance.  It is also my strong belief that our business opportunity, combined with our principals’ track record of generating significant investment returns, represents a compelling story to the institutional shareholder marketplace, though we are just too small and too illiquid to attract widespread institutional support.  Together these circumstances create significant challenges as we attempt to execute our dual model of organic growth and acquisition growth.  The answer to this predicament seems simple.  Either we get bigger and more efficiently valued through a transaction that is consistent with our market focus, or we pursue the outright sale of the business for the highest attainable price”.

In conclusion, Mr. Textor stated, “It is important for our shareholders to understand that we believe strongly in our business model, a model designed to establish an attractive balance of eCommerce revenues and content-driven advertising revenues.  We believe just as strongly in our obligation to seek the most attractive investment returns possible for our shareholders.  Our decision to expand the range of strategic alternatives under consideration may ultimately support both the continuation of our business model and increased shareholder value, though the advancement of shareholder value is obviously our first priority.”

About BabyUniverse, Inc.

BabyUniverse, Inc. (NASDAQ: POSH) is a leading online retailer and content publisher in the pregnancy, baby and toddler marketplace.  Through its websites BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States.  Through its websites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers.  Through PoshCravings.com and ePregnancy.com, BabyUniverse has also established a widely recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the Company intends to leverage its efficient and growing e- commerce platform to acquire other female-oriented e-commerce, marketing and new media companies. The overall objective of BabyUniverse is to establish a market-leading e-commerce and new media business focused on the high-growth female marketplace.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217